Filed pursuant to Rule 433 (d)
Reg Statement No. 333-132042

ATLANTA • BOSTON • CHICAGO DALLAS • LOS ANGELES • NEW YORK • SAN FRANCISCO FRANKFURT • GENEVA • HONG KONG LONDON • PARIS • TOKYO	Bear, Stearns & Co. Inc. ASSET-BACKED SECURITIES GROUP 383 Madison Avenue New York, N.Y. 10179 (212) 272-2000

Preliminary Term Sheet

$223,707,000 (Approximate)

IndyMac Residential Mortgage-Backed Trust,
Series 2006-L2

Issuing Entity

Mortgage-Backed Certificates,
Series 2006-L2

Seller, Servicer and Sponsor

IndyMac MBS, Inc.
Depositor

June 13, 2006

This information should be considered only after reading Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.

Preliminary Term Sheet
IndyMac Residential Mortgage-Backed Trust, Series 2006-L2

STATEMENT REGARDING FREE WRITING PROSPECTUS

The depositor has filed a registration statement (File No. 33-132042) (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-803-9204.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The Information in this free writing prospectus is preliminary and is subject to completion or change.

The Information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being sold when, as and if issued. The issuer is not obligated to issue such securities or any similar security and our obligation to deliver such securities is subject to the terms and conditions of our underwriting agreement with the issuer and the availability of such security when, as and if issued by the issuer. You are advised that the terms of the securities, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that securities may not be issued that have the characteristics described in this free writing prospectus. Our obligation to sell such securities to you is conditioned on the mortgage loans and certificates having the characteristics described in the preliminary prospectus. If for any reason we do not deliver such securities, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear with this communication to which this free writing prospectus is attached relating to:

(1) these materials not constituting an offer (or a solicitation of an offer),
(2) representations that these materials are not accurate or complete and may not be updated, or
(3) these materials possibly being confidential,

are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The information contained in the attached materials (the “Information”) may include various forms of performance analysis, security characteristics and securities pricing estimates for the securities described therein. Should you receive Information that refers to the “Statement Regarding Assumptions and Other Information”, please refer to this statement instead. The Information is illustrative and is not intended to predict actual results which may differ substantially from those reflected in the Information. Performance analysis is based on certain assumptions with respect to significant factors that may prove not to be as assumed. Performance results are based on mathematical models that use inputs to calculate results. As with all models, results may vary significantly depending upon the value given to the inputs. Inputs to these models include but are not limited to: prepayment expectations (econometric prepayment models, single expected lifetime prepayments or a vector of periodic prepayments), interest rate assumptions (parallel and nonparallel changes for different maturity instruments), collateral assumptions (actual pool level data, aggregated pool level data, reported factors or imputed factors), volatility assumptions (historically observed or implied current) and reported information (paydown factors, rate resets, remittance reports and trustee statements). Models used in any analysis may be proprietary, the results therefore, may be difficult for any third party to reproduce. Contact your registered representative for detailed explanations of any modeling techniques employed in the Information.

The Information may not reflect the impact of all structural characteristics of the security, including call events and cash flow priorities at all prepayment speeds and/or interest rates. You should consider whether the behavior of these securities should be tested using assumptions different from those included in the Information. The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed facts and circumstances. Offering Documents contain data that is current as of their publication dates and after publication may no longer be accurate, complete or current. Contact your registered representative for Offering Documents, current Information or additional materials, including other models for performance analysis, which are likely to produce different results, and any further explanation regarding the Information.

Any pricing estimates Bear Stearns has supplied at your request (a) represent our view, at the time determined, of the investment value of the securities between the estimated bid and offer levels, the spread between which may be significant due to market volatility or illiquidity, (b) do not constitute a bid by Bear Stearns or any other person for any security, (c) may not constitute prices at which the securities could have been purchased or sold in any market at any time, (d) have not been confirmed by actual trades, may vary from the value Bear Stearns assigns or may be assigned to any such security while in its inventory, and may not take into account the size of a position you have in the security, and (e) may have been derived from matrix pricing that uses data relating to other securities whose prices are more readily ascertainable to produce a hypothetical price based on the estimated yield spread relationship between the securities.

General Information: Bear Stearns and/or individuals associated therewith may have positions in these securities while the Information is circulating or during such period may engage in transactions with the issuer or its affiliates. We act as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax or accounting considerations applicable to you. Bear Stearns shall not be a fiduciary or advisor unless we have agreed in writing to receive compensation specifically to act in such capacities. If you are subject to ERISA, the Information is being furnished on the condition that it will not form a primary basis for any investment decision.

$223,707,000 (Approximate)
IndyMac Residential Mortgage-Backed Trust, Series 2006-L2,
Mortgage-Backed Certificates, Series 2006-L2

Characteristics of the Certificates(1)(2)

Class	Original Principal Balance	Coupon	Tranche Type	WAL to call (yrs)	Principal Window (mos)	Expected Final Scheduled Distribution Date	Expected Ratings (Moody’s/S&P)
A-1	$126,935,000	(3)(4)	Senior	1.00	1-23	May 2008	Aaa/AAA (5)
A-2	$67,521,000	(3)(4)	Senior	3.00	23-59	May 2011	Aaa/AAA (5)
A-3	$28,235,000	(3)(4)	Senior	4.94	59-59	May 2011	Aaa/AAA (5)
M	$1,016,000	(3)(4)	Subordinate	3.87	38-59	May 2011	Baa3/---
B(6)	$2,031,000	(3)(4)	Subordinate	N/A	N/A	N/A	Ba2/---

Notes:
(1) The Certificates will be priced assuming a 30% CPR and a 10% Optional Termination.
(2) Class sizes are subject to a 5% variance.
(3) The least of (a) One-month LIBOR plus the related margin, (b) the Net WAC Rate and (c) the Maximum Cap Rate.
(4) The margin on the Class A Certificates will double after the Optional Termination Date. The margin on each of the Class M and the Class B Certificates will increase to a 1.5 multiple after the Optional Termination Date.
(5) The Class A Certificates will benefit from a FGIC insurance policy that will provide a 100% guaranty of ultimate principal and timely interest (other than any basis risk shortfall, prepayment interest shortfall or Relief Act shortfall).
(6) The Class B Certificates will not be offered hereby.

Seller, Servicer and
Sponsor:	IndyMac Bank, F.S.B.

Depositor:	IndyMac MBS, Inc.

Issuing Entity:	IndyMac Residential Mortgage-Backed Trust, Series 2006-L2 (sometimes referred to as the “Trust”).

Custodian and Trustee:	Deutsche Bank National Trust Company.

Lead Manager:	Bear, Stearns & Co. Inc.

Co-Managers:	Credit Suisse Securities (USA) LLC. and Lehman Brothers Inc.

Class A Certificate
Insurer:	Financial Guaranty Insurance Company (“FGIC”), rated Aaa and AAA by Moody’s and S&P, respectively.

The Certificates:
The IndyMac Residential Mortgage-Backed Trust, Series 2006-L2, Mortgage-Backed Certificates will consist of the following classes of Certificates: the Class A-1 Certificates, Class A-2 Certificates and the Class A-3 Certificates (together, the Class A Certificates); the Class M Certificates; and the Class B Certificates (together with the Class M Certificates, the “Subordinate Certificates”).

The Class M Certificates will be subordinate to the Class A Certificates, and senior to the Class B Certificates.

The Class B Certificates will be subordinate to the Class M Certificates and the Class A Certificates.

Non-Offered Certificates:	The Class B Certificates, the Class C Certificates and the Class R Certificates.

Federal Tax Status:	The Trust will be established as one or more REMICs for U.S. federal income tax purposes.

Registration:	The Class A Certificates and the Class M Certificates will be available in book-entry form through DTC.

Denominations:	For the Class A Certificates and the Class M Certificates, minimum denominations of $100,000 and multiples of $1 in excess thereof.

Cut-off Date:	June 1, 2006.

Closing Date:	On or about June [15], 2006.

Distribution Date:	The 25th day of each month (or, if such day is not a Business Day, on the first Business Day thereafter), commencing in July 2006.

Final Distribution Date:	On or about January 25, 2012.

Record Date:	The business day immediately preceding the applicable Distribution Date.

ERISA Eligibility:	The Certificates will not be ERISA Eligible.

SMMEA Eligibility:	The Certificates will not be “mortgage related securities” for purposes of SMMEA.

Optional Termination:
The terms of the transaction allow for a clean-up call (the “Clean-up Call”), which may be exercised on the first Distribution Date on which the aggregate principal balance of the Mortgage Loans is less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off (such date, the “Optional Termination Date”).

Pricing Prepayment
Speed:	The Certificates will be priced based on a constant prepayment speed of 30% CPR.

The Mortgage Loans:
On the Closing Date, a pool of adjustable-rate and fixed-rate, first lien, residential lot loans (the “Mortgage Loans”) will be delivered to the Trust. The information set forth herein, unless otherwise stated, is calculated as of the Cut-off Date with respect to a pool of Mortgage Loans expected to be delivered to the Trust on the Closing Date (the “Mortgage Pool”). The Mortgage Pool consists of 1,212 Mortgage Loans with an aggregate principal balance as of the cut-off date of approximately $225,738,758.

The aggregate scheduled principal balance of the Mortgage Loans included in the Trust on the Closing Date is expected to be approximately $[225,000,000]. It is expected that the aggregate principal balance of the Mortgage Loans delivered to the Trust on the Closing Date will not vary from the foregoing balance by more than plus or minus 5%.

Pass-Through Rate:
On each Distribution Date, the Pass-Through Rate for each of the Certificates will be equal to the lesser of (a) the Formula Rate and (b) the Net WAC Rate. The “Formula Rate” for the Class A Certificates, the Class M Certificates and the Class B Certificates will be the lesser of (a) One-month LIBOR plus a related margins and (b) the Maximum Cap Rate. After the Optional Termination Date, the margins on the Class A Certificates will double, and the margins on the Class M Certificates and the Class B Certificates will increase to a 1.5 multiple.

Interest Accrual Period:
On each Distribution Date, the Interest Accrual Period for the Certificates will be the actual number of days (based on a 360-day year) included in the period commencing on the immediately preceding Distribution Date (or, in the case of the first such Interest Accrual Period, commencing on the Closing Date) and ending on the day immediately preceding such Distribution Date.

Remittance Period:
For any Distribution Date, the period commencing on the second day of the month preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

Prepayment Period:
With respect to any Distribution Date, the period commencing on the sixteenth day of the month immediately preceding the month in which such Distribution Date occurs, (or, in the case of the first Distribution Date, June 1, 2006) and ending on the fifteenth day of the month in which such Distribution Date occurs.

Net WAC Rate:
For any Distribution Date, a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average of the Expense Adjusted Net Mortgage Rates of the Mortgage Loans less the rate at which the premium payable to the Class A Certificate Insurer is calculated (multiplied by a fraction, the numerator of which is the aggregate certificate principal balance of the Class A Certificates and the denominator of which is the aggregate principal balance of the Mortgage Loans for such Distribution Date). For purposes of this definition, the principal balance of the Mortgage Loans will be based on the Mortgage Loan balances as of the first day of the month preceding the month in which such Distribution Date occurs after giving effect to scheduled payments due on or before such date and to unscheduled payments of principal received from the 2nd to the 15th of the prior calendar month.

Maximum Cap Rate:
For any Distribution Date, a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average of the Expense Adjusted Maximum Net Mortgage Rates of the Mortgage Loans less the rate at which the premium payable to the Class A Certificate Insurer is calculated (multiplied by a fraction, the numerator of which is the aggregate certificate principal balance of the Class A Certificates and the denominator of which is the aggregate principal balance of the Mortgage Loans for such Distribution Date). For purposes of this definition, the principal balance of the Mortgage Loans will be based on the Mortgage Loan balances as of the first day of the month preceding the month in which such Distribution Date occurs after giving effect to scheduled payments due on or before such date and to unscheduled payments of principal received from the 2nd to the 15th of the prior calendar month.

Expense Adjusted
Net Mortgage Rate:
For any Mortgage Loan for any Distribution Date, a per annum rate equal to the applicable mortgage rate for such Mortgage Loan as of the first day of the month preceding the month in which such Distribution Date occurs minus the sum of (i) the Trustee Fee Rate and (ii) the Servicing Fee Rate.

Expense Adjusted
Maximum Net
Mortgage Rate:
For any Mortgage Loan for any Distribution Date, a per annum rate equal to the applicable maximum mortgage rate for such Mortgage Loan (if such Mortgage Loan is an adjustable-rate Mortgage Loan) or the applicable Mortgage Rate for such Mortgage Loan (if such Mortgage Loan is a fixed-rate Mortgage Loan), in either such case as of the first day of the month preceding the month in which such Distribution Date occurs, minus the sum of (i) the Trustee Fee Rate and (ii) the Servicing Fee Rate.

Net WAC Rate
Carryover Amount:
With respect to any class of Certificates and any Distribution Date, an amount equal to the sum of (i) the excess of (x) the amount of interest such class of Certificates would have accrued for such Distribution Date had the related Pass-Through Rate been the related Formula Rate, over (y) the amount of interest such class of Certificates accrued for such Distribution Date at the related Net WAC Rate; and (ii) the unpaid portion of any Net WAC Rate Carryover Amount for such class of Certificates from the prior Distribution Date together with interest accrued on such unpaid portion for the most recently ended Interest Accrual Period at the Formula Rate applicable for such class of Certificates for such Interest Accrual Period.

To mitigate the effect of such Net WAC Rate Carryover Amount, the Certificates will be paid from Total Monthly Excess Spread on a subordinated basis on the same Distribution Date or in any subsequent period.

Initial Deposit:	On the Closing Date, the Depositor will deposit an amount with the Trustee used to cover interest shortfalls on the Class A, Class M and Class B Certificates for the first Distribution Date.

Trustee Fee Rate:	0.010% per annum on the outstanding aggregate principal balance of the Mortgage Loans.

Servicing Fee Rate:	0.250% per annum on the outstanding aggregate principal balance of the Mortgage Loans.

Accrued Certificate
Interest:
The Accrued Certificate Interest for each class of Certificates on any Distribution Date will be equal to interest accrued during the related Interest Accrual Period on the certificate principal balance of that class immediately prior to such Distribution Date at the then applicable Pass-Through Rate for such class and reduced (to not less than zero) by the allocable share, if any, for such class of prepayment interest shortfalls not covered by compensating interest from the servicer and shortfalls resulting from the application of the Servicemembers Civil Relief Act (in each case to the extent such shortfalls are not allocated to interest accrued on the Class C Certificates).

Unpaid Interest
Amount:
For any class of Certificates, (i) on the first Distribution Date, zero, and (ii) on any Distribution Date after the first Distribution Date, the amount, if any, by which (a) the sum of (1) the Accrued Certificate Interest for such class for the immediately preceding Distribution Date and (2) the outstanding Unpaid Interest Amount, if any, for such class for such immediately preceding Distribution Date exceeds (b) the aggregate amount distributed on such class in respect of interest pursuant to clause (ii)(a) of this definition on such immediately preceding Distribution Date, plus interest on the amount of interest due but not paid on the Certificates of such class on such preceding Distribution Date, to the extent permitted by law, at the Pass-Through Rate for such class for the related Interest Accrual Period.

Credit Enhancement:	The Certificates will benefit from the following credit enhancement mechanisms, each of which is intended to provide credit support for the Certificates with a higher payment priority:

1) Initial Subordination Class A 1.35% Class M 0.90% Class B 0.00%

2) Overcollateralization

At Closing -   0.00%

 Target -   Beginning in October 2006, 1.50% of the
aggregate principal pool balance as of the Cut-off Date

 Floor -       0.50% of the aggregate principal pool
balance as of the Cut-off Date

Stepdown - Two times the Target Pecentage of the
current aggregate principle pool balance

3) Excess Spread  See Excess Spread table

4)	Class A Certificate Policy
               The Class A Certificates will benefit from a FGIC insurance policy (the “Policy”) that will provide a AAA/Aaa-rated (S&P/Moody’s), 100% guaranty of ultimate principal and timely interest (other than any basis risk shortfall, prepayment interest shortfall or Relief Act shortfall).

Applied Realized Loss
Amount:
On any Distribution Date, Realized Losses on the Mortgage Loans will first be absorbed by Total Monthly Excess Spread, if any, and then by the Overcollateralization Amount. If on any Distribution Date, as a result of Realized Losses on the Mortgage Loans, the aggregate certificate principal balance of the Class A Certificates, the Class M Certificates and the Class B Certificates, after giving effect to principal distributions on such date, exceeds the aggregate principal balance of the Mortgage Loans as of the last day of the related Remittance Period, such excess (the “Applied Realized Loss Amount”) will be allocated in the following order: first to the Class B Certificates, and then to the Class M Certificates. There will be no allocation of Realized Losses on the Mortgage Loans to the Class A Certificates. Any Applied Realized Loss Amount allocated to a class of Certificates will reduce the certificate principal balance of that class. Once Realized Losses are allocated to the Class B Certificates and the Class M Certificates, such amounts with respect to such Certificates will no longer accrue interest. However, the amount of any Realized Losses allocated to the Class B Certificates and the Class M Certificates may be distributed to the holders of those Certificates from Total Monthly Excess Spread, sequentially, as described below.

Realized Loss:
With respect to any liquidated Mortgage Loan, the amount of loss realized equal to the portion of the principal balance remaining unpaid after application of all Net Liquidation Proceeds in respect of such Mortgage Loan.

Net Liquidation Proceeds:                For any Mortgage Loan in respect of which the Servicer has determined, in accordance with the servicing procedures and the servicing standard specified in the Pooling and Servicing Agreement, as of the end of the related Prepayment Period, that all proceeds which it expects to recover with respect to the liquidation of such Mortgage Loan or disposition of the related REO Property have been recovered or any other disposition of the related Mortgaged Property (including REO Property), the related liquidation proceeds net of advances, servicing advances, servicing fees and any other accrued and unpaid servicing fees received and retained in connection with the liquidation of such Mortgage Loan or disposition of the related Mortgaged Property.

Stepdown Date:                                   The earlier to occur of (i) the first Distribution Date on which the aggregate certificate principal balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (a) the Distribution Date in July 2009 (the 37th Distribution Date) and (b) the first Distribution Date on which the Credit Enhancement Percentage for the Class A Certificates (calculated for this purpose after taking into account principal received or advanced on the Mortgage Loans, which is part of the available funds for such Distribution Date, but before the distribution of the principal distribution amount to the Certificates then entitled to distributions of principal on such Distribution Date) is equal to or greater than approximately 5.70%.

Priority of
Payments:                                             Payments of interest and principal will be as follows:
Interest
Amounts received in respect of interest collections on the Mortgage Loans will generally be applied in the following order of priority:

1)
To the Class A Certificate Insurer, the amount owing to the Class A Certificate Insurer under the Insurance and Indemnity Agreement (the “Insurance Agreement”) for the premium payable in respect of the Class A Certificates;

2)
Concurrently to each class of Class A Certificates, the Accrued Certificate Interest plus any Unpaid Interest Amount for each such class on a pro-rata basis based on the entitlement of each such class;

3)
To the Class A Certificate Insurer, the amount owing to the Class A Certificate Insurer under the Insurance Agreement for reimbursement for prior claims paid under the Policy and any other amounts owing to the Class A Certificate Insurer under the Insurance Agreement;

4)	To the Class M Certificateholders, the related Accrued Certificate Interest; and
5)	To the Class B Certificateholders, the related Accrued Certificate Interest.

Principal
Amounts received in respect of principal collections from the Mortgage Loans (and other amounts paid to the Certificateholders as principal) will be applied in the following order of priority:

Prior to the Stepdown Date or if a Trigger Event is in effect:
1)
Sequentially, to the holders of the Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates, in that order, until the certificate principal balance of each such class has been reduced to zero;

2)
To the Class A Certificate Insurer, the amount owing to the Class A Certificate Insurer under the Insurance Agreement for reimbursement for prior claims paid under the Policy and any other amount owing to the Class A Certificate Insurer under the Insurance Agreement, to the extent not paid pursuant to clause (1) and clause (3) under the Interest Priority of Payments;

3)	To the Class M Certificateholders, until the certificate principal balance of such class has been reduced to zero; and
4)	To the Class B Certificateholders, until the certificate principal balance of each such class has been reduced to zero.

On and after the Stepdown Date (if a Trigger Event is not in effect):
1)
Sequentially, to the holders of the Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates, in that order, up to the Class A Principal Distribution Amount, until the certificate principal balance of each such class has been reduced to zero;

2)
To the Class A Certificate Insurer, the amount owing to the Class A Certificate Insurer under the Insurance Agreement for reimbursement for prior claims paid under the Policy and any other amount owing to the Class A Certificate Insurer under the Insurance Agreement, to the extent not paid pursuant to clause (1) and clause (3) under the Interest Priority of Payments;

3)	To the Class M Certificateholders, the Class M Principal Distribution Amount, until the certificate principal balance of such class has been reduced to zero; and
4)	To the Class B Certificateholders, the Class B Principal Distribution Amount, until the Certificate principal balance of such class has been reduced to zero.

Total Monthly Excess Spread
Any remaining amounts will be applied in the following order of priority to the extent available for such purpose:

1)
Prior to the Distribution Date in October 2006, the Total Monthly Excess Spread will be distributed to the Class C Certificates. Beginning with the Distribution Date in October 2006, to the holders of the Certificates then entitled to receive principal in the order described under “principal” above, additional principal until the Overcollateralization Target Amount is reached;

2)	To the Class M Certificateholders, any Unpaid Interest Amount;
3)	To the Class M Certificateholders, any Applied Realized Loss Amount;
4)	To the Class B Certificateholders, any Unpaid Interest Amount;
5)	To the Class B Certificateholders, any Applied Realized Loss Amount;
6)	To the Class A Certificateholders, any Net WAC Rate Carryover Amount pro rata;
7)	To the Class M Certificateholders, any Net WAC Rate Carryover;
8)	To the Class B Certificateholders, any Net WAC Rate Carryover;
9)	Any remaining amounts as provided in the Pooling and Servicing Agreement.

Class A Principal
Distribution Amount:                        For any Distribution Date, an amount equal to the lesser of (i) the principal distribution amount and (ii) the excess, if any, of (x) the aggregate certificate principal balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 94.30% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to scheduled payments of principal due during the related Remittance Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to scheduled payments of principal due during the related Remittance Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor Amount.

Class M Principal
Distribution Amount:                         For any Distribution Date, an amount equal to the lesser of (i) the principal distribution amount remaining after payment to the Class A Certificates and (ii) the excess, if any, of (x) the sum of (i) the aggregate certificate principal balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date) and (ii) the certificate principal balance of the Class M Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 95.20% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to scheduled payments of principal due during the related Remittance Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to scheduled payments of principal due during the related Remittance Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor Amount.

Class B Principal
Distribution Amount:                        For any Distribution Date, an amount equal to the lesser of (i) the principal distribution amount remaining after payment to the Class A Certificates and the Class M Certificates and (ii) the excess, if any, of (x) the sum of (i) the aggregate certificate principal balance of the Class A Certificates and the Class M Certificates (after taking into account the distribution of the Class A Principal Distribution Amount and the Class M Principal Distribution Amount on such Distribution Date) and (ii) the certificate principal balance of the Class B Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 97.00% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to scheduled payments of principal due during the related Remittance Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to scheduled payments of principal due during the related Remittance Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor Amount.

Trigger Event:                                     With respect to each Distribution Date, a Trigger Event will be in effect if any of the following has occurred:

(i) for any Distribution Date occurring from and including July 2009 to, but not including, July 2011, the Mortgage Loans delinquent 60 days or more, in bankruptcy, in foreclosure or that are secured by Mortgaged Properties that have become REO Properties exceed 3.00% of the aggregate principal balance of the Mortgage Loans,

(ii) for any Distribution Date on and after July 2011, the Mortgage Loans delinquent 60 days or more or that are secured by Mortgaged Properties that have become REO Properties exceed 4.50% of the aggregate principal balance of the Mortgage Loans, or

(iii) for any Distribution Date, the cumulative amount of Realized Losses incurred on the Mortgage Loans (reduced by the aggregate amount of Subsequent Recoveries received from the Cut-off Date through the last day of the related Remittance Period) exceeds the applicable amount set forth below:

July 2008 to June 2009 1.00% with respect to July 2008, plus an additional 1/12th of 0.75% for each month thereafter.

July 2009 to June 2010 1.75% with respect to July 2009, plus an additional 1/12th of 0.75% for each month thereafter.

July 2010 to June 2011 2.50% with respect to July 2010, plus an additional 1/12th of 0.50% for each month thereafter.

July 2011 and thereafter  3.00%.

Overcollateralization
Amount:                                                 For any Distribution Date, the amount, if any, by which (i) the aggregate principal balance of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Remittance Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) exceeds (ii) the aggregate certificate principal balance of the Certificates as of such Distribution Date after giving effect to distributions to be made on such Distribution Date.

Overcollateralization Floor
Amount:                                                0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Overcollateralization Target
Amount:
(a) For each Distribution Date prior to October 2006, 0%; (b) for each Distribution Date thereafter and prior to the Stepdown Date, 1.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, (c) for each Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, the greater of (i) 3.00% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Remittance Period (after giving effect to scheduled payments of principal due during the related Remittance Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (ii) the Overcollateralization Floor Amount and (d) for each Distribution Date on or after the Stepdown Date and on which a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date.

Servicer Advances:	The Servicer will be required to advance delinquent interest and principal unless such amounts are deemed unrecoverable.

Prepayment Sensitivity Tables

Class A-1 (to call)
Prepayment Speed Assumption (CPR):	0.00%	15.00%	22.50%	30.00%	45.00%	60.00%
Avg. Life (yrs)	3.69	1.61	1.23	1.00	0.64	0.45
Duration (yrs)	3.23	1.49	1.15	0.94	0.61	0.43
Window (mo)	1 - 59	1 - 42	1 - 27	1 - 23	1 - 16	1 - 11
Yield (%) at 100	5.34	5.34	5.34	5.34	5.34	5.34
Expected Final Mat.	5/25/11	12/25/09	9/25/08	5/25/08	10/25/07	5/25/07

Class A-1 (to maturity)
Prepayment Speed Assumption (CPR):	0.00%	15.00%	22.50%	30.00%	45.00%	60.00%
Avg. Life (yrs)	3.69	1.61	1.23	1.00	0.64	0.45
Duration (yrs)	3.23	1.49	1.15	0.94	0.61	0.43
Window (mo)	1 - 59	1 - 42	1 - 27	1 - 23	1 - 16	1 - 11
Yield (%) at 100	5.34	5.34	5.34	5.34	5.34	5.34
Expected Final Mat.	5/25/11	12/25/09	9/25/08	5/25/08	10/25/07	5/25/07

Class A-2 (to call)
Prepayment Speed Assumption (CPR):	0.00%	15.00%	22.50%	30.00%	45.00%	60.00%
Avg. Life (yrs)	4.94	4.73	3.89	3.00	1.96	1.41
Duration (yrs)	4.24	4.07	3.41	2.68	1.81	1.32
Window (mo)	59 - 59	42 - 59	27 - 59	23 - 59	16 - 33	11 - 23
Yield (%) at 100	5.44	5.44	5.44	5.44	5.44	5.44
Expected Final Mat.	5/25/11	5/25/11	5/25/11	5/25/11	3/25/09	5/25/08

Class A-2 (to maturity)
Prepayment Speed Assumption (CPR):	0.00%	15.00%	22.50%	30.00%	45.00%	60.00%
Avg. Life (yrs)	4.94	4.73	3.89	3.00	1.96	1.41
Duration (yrs)	4.24	4.07	3.41	2.68	1.81	1.32
Window (mo)	59 - 59	42 - 59	27 - 59	23 - 59	16 - 33	11 - 23
Yield (%) at 100	5.44	5.44	5.44	5.44	5.44	5.44
Expected Final Mat.	5/25/11	5/25/11	5/25/11	5/25/11	3/25/09	5/25/08

Class A-3 (to call)
Prepayment Speed Assumption (CPR):	0.00%	15.00%	22.50%	30.00%	45.00%	60.00%
Avg. Life (yrs)	4.94	4.94	4.94	4.94	3.42	2.24
Duration (yrs)	4.22	4.22	4.22	4.22	3.04	2.06
Window (mo)	59 - 59	59 - 59	59 - 59	59 - 59	33 - 42	23 - 28
Yield (%) at 100	5.55	5.55	5.55	5.55	5.56	5.56
Expected Final Mat.	5/25/11	5/25/11	5/25/11	5/25/11	12/25/09	10/25/08

Class A-3 (to maturity)
Prepayment Speed Assumption (CPR):	0.00%	15.00%	22.50%	30.00%	45.00%	60.00%
Avg. Life (yrs)	4.94	4.94	4.94	4.94	4.12	2.71
Duration (yrs)	4.22	4.22	4.22	4.22	3.58	2.44
Window (mo)	59 - 59	59 - 59	59 - 59	59 - 59	33 - 59	23 - 59
Yield (%) at 100	5.55	5.55	5.55	5.55	5.60	5.60
Expected Final Mat.	5/25/11	5/25/11	5/25/11	5/25/11	5/25/11	5/25/11

Class M (to call)
Prepayment Speed Assumption (CPR):	0.00%	15.00%	22.50%	30.00%	45.00%	60.00%
Avg. Life (yrs)	4.94	4.64	4.18	3.87	3.39	2.36
Duration (yrs)	4.02	3.79	3.45	3.23	2.90	2.08
Window (mo)	59 - 59	37 - 59	37 - 59	38 - 59	40 - 42	28 - 28
Yield (%) at 93.40	8.52	8.62	8.79	8.93	9.18	10.10
Expected Final Mat.	5/25/11	5/25/11	5/25/11	5/25/11	12/25/09	10/25/08

Class M (to maturity)
Prepayment Speed Assumption (CPR):	0.00%	15.00%	22.50%	30.00%	45.00%	60.00%
Avg. Life (yrs)	4.94	4.64	4.18	3.87	3.41	3.66
Duration (yrs)	4.02	3.79	3.45	3.23	2.91	3.09
Window (mo)	59 - 59	37 - 59	37 - 59	38 - 59	40 - 45	43 - 45
Yield (%) at 93.40	8.52	8.62	8.79	8.93	9.17	9.29
Expected Final Mat.	5/25/11	5/25/11	5/25/11	5/25/11	3/25/10	3/25/10

Net WAC Cap
(Actual/360; 30% CPR; No Loss, 10% Call)

	Indices@ Spot	Indices@ 15.00%		Indices@ Spot	Indices@ 15.00%
Month	(%)	(%)	Month	(%)	(%)
1	6.72	6.72	31	9.00	11.66
2	6.51	6.52	32	9.00	11.66
3	8.86	10.11	33	9.97	12.91
4	9.15	11.13	34	9.00	11.67
5	8.86	10.77	35	9.30	12.05
6	9.20	11.18	36	9.00	11.73
7	8.90	10.82	37	9.30	12.12
8	8.90	10.82	38	9.00	11.73
9	9.86	11.98	39	8.99	11.73
10	8.90	10.83	40	9.29	12.12
11	9.20	11.19	41	8.99	11.73
12	8.90	10.88	42	9.29	12.12
13	9.20	11.24	43	8.99	11.73
14	8.90	10.88	44	8.99	11.73
15	8.90	10.88	45	9.96	12.99
16	9.20	11.24	46	8.99	11.73
17	8.90	10.88	47	9.29	12.12
18	9.20	11.29	48	8.99	11.73
19	8.91	10.93	49	9.29	12.12
20	8.91	10.93	50	8.99	11.73
21	9.52	11.68	51	8.99	11.73
22	8.91	10.93	52	9.29	12.12
23	9.20	11.29	53	8.99	11.73
24	9.00	11.60	54	9.29	12.12
25	9.30	11.99	55	8.99	11.73
26	9.00	11.60	56	8.99	11.73
27	9.00	11.60	57	9.96	12.99
28	9.30	11.99	58	8.99	11.73
29	9.00	11.60	59	9.29	12.12
30	9.30	12.05

Note: Spot Index values are approximately: 1m L ( 5.145%);
6m L (5.369%) and MTA (4.282%).

Excess Spread*

	Indices @ Spot	Indices @ Forward		Indices @ Spot	Indices @ Forward
Month	(%)	(%)	Month	(%)	(%)
1	0.00	0.00	31	3.97	4.41
2	1.27	1.17	32	3.98	4.40
3	3.69	3.67	33	4.50	4.93
4	3.86	3.86	34	3.99	4.39
5	3.70	3.74	35	4.16	4.57
6	3.94	4.05	36	4.00	4.40
7	3.78	3.96	37	4.18	4.58
8	3.80	4.04	38	3.86	4.25
9	4.34	4.65	39	3.88	4.27
10	3.82	4.14	40	4.06	4.45
11	4.00	4.33	41	3.88	4.27
12	3.83	4.15	42	4.05	4.45
13	4.00	4.34	43	3.88	4.27
14	3.83	4.17	44	3.87	4.27
15	3.83	4.19	45	4.40	4.81
16	4.00	4.38	46	3.87	4.27
17	3.83	4.22	47	4.04	4.44
18	4.00	4.40	48	3.87	4.26
19	3.83	4.24	49	4.04	4.44
20	3.83	4.24	50	3.86	4.25
21	4.18	4.60	51	3.86	4.24
22	3.83	4.25	52	4.03	4.42
23	4.00	4.42	53	3.85	4.22
24	3.94	4.46	54	4.03	4.40
25	4.11	4.63	55	3.86	4.22
26	3.95	4.45	56	3.86	4.21
27	3.95	4.44	57	4.39	4.75
28	4.13	4.61	58	3.87	4.20
29	3.96	4.42	59	4.05	4.38
30	4.14	4.59

* Selected Assumptions:  1) Spot and Forward Index values as of 6/6/06.
2) 30% CPR.
3) No Loss.
4) 10% Call.

Collateral Summary
Statistical Calculation as of June 1, 2006 (Statistical Calculation Date)
Total Number of Mortgage Loans		1,212
Total Outstanding Mortgage Loan Balance		$ 225,738,757.83
Current WA Coupon		7.226%
WA Margin (Adjustable only)		5.431%
WA Minimum Rate (Adjustable only)		5.431%
WA Maximum Rate (Adjustable only)		12.613%
WA Roll Rate (months) (Adjustable only)		2
WA First Periodic Cap (Adjustable only)		4.740%
WA Periodic Cap (Adjustable only)		1.000%
WA Seasoning (months)		1
WA Remaining Balloon Term (months)		52
WA OLTV		83.03%
WA CLTV		83.03%
WA Debt-to-Income Ratio		36.24%
WA Current FICO		724
Silent Seconds		0.00%
Prepay Penalty		42.79%
Lien Position (% first / % junior)		100.00%/0.00%
Geographic Distribution
Other states account individually for less than 5% of pool balance.	CA 42.49% FL 14.23% AZ 6.50%

Collateral Statistics
Statistical Calculation as of June 1, 2006 (Statistical Calculation Date)

Current Principal Balances
Range of Current Principal Balances ($)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
0.01 - 25,000.00	19	$387,973.78	0.17%
25,000.01 - 50,000.00	155	5,806,986.79	2.57
50,000.01 - 75,000.00	164	10,296,884.17	4.56
75,000.01 - 100,000.00	121	10,486,006.18	4.65
100,000.01 - 200,000.00	366	53,975,806.82	23.91
200,000.01 - 300,000.00	159	38,403,418.01	17.01
300,000.01 - 400,000.00	120	42,003,550.72	18.61
400,000.01 - 500,000.00	54	24,503,315.90	10.85
500,000.01 - 600,000.00	19	10,576,509.71	4.69
600,000.01 - 700,000.00	22	14,334,264.57	6.35
700,000.01 - 800,000.00	6	4,472,281.88	1.98
900,000.01 - 1,000,000.00	2	1,890,000.00	0.84
1,000,000.01 and Greater	5	8,601,759.30	3.81
Total:	1,212	$225,738,757.83	100.00%

Mortgage Loan Type
Mortgage Loan Type	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
1 Mo MTA 5YR BALLOON	329	$56,024,173.12	24.82%
1 Mo MTA 5YR BALLOON IO	538	111,790,720.86	49.52
6 MO LIBOR 5YR BALLOON	21	2,109,745.75	0.93
6 MO LIBOR 5YR BALLOON IO	55	9,563,942.19	4.24
FIXED 2YR BALLOON	108	16,561,921.61	7.34
FIXED 2YR BALLOON IO	161	29,688,254.30	13.15
Total:	1,212	$225,738,757.83	100.00%

Collateral Statistics
Statistical Calculation as of June 1, 2006 (Statistical Calculation Date)

Original Loan-to-Value Ratios
Range of Original Loan-to-Value Ratios (%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
0.01 - 40.00	9	$1,995,300.85	0.88%
40.01 - 45.00	2	268,714.96	0.12
45.01 - 50.00	4	1,526,505.52	0.68
55.01 - 60.00	7	1,947,918.40	0.86
60.01 - 65.00	12	4,433,805.83	1.96
65.01 - 70.00	47	17,588,980.31	7.79
70.01 - 75.00	51	13,350,097.28	5.91
75.01 - 80.00	235	53,670,246.38	23.78
80.01 - 85.00	61	17,402,725.98	7.71
85.01 - 90.00	781	113,352,563.68	50.21
90.01 - 95.00	3	201,898.64	0.09
Total:	1,212	$225,738,757.83	100.00%

Minimum: 11.81%
Maximum: 95.00%
Weighted Average: 83.03%

Collateral Statistics
Statistical Calculation as of June 1, 2006 (Statistical Calculation Date)

Mortgage Loan Purpose
Purpose	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Purchase	1,203	$224,220,515.33	99.33%
Rate/Term Refinance	8	1,320,601.84	0.59
Cash Out Refinance	1	197,640.66	0.09
Total:	1,212	$225,738,757.83	100.00%

Mortgage Loan Occupancy
Occupancy	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Second Home	1,212	$225,738,757.83	100.00%
Total:	1,212	$225,738,757.83	100.00%

Mortgage Loan Documentation
Documentation Type	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Stated Income	871	$173,222,697.44	76.74%
Full/Alternative	340	51,477,120.71	22.80
No Ratio	1	1,038,939.68	0.46
Total:	1,212	$225,738,757.83	100.00%

Collateral Statistics
Statistical Calculation as of June 1, 2006 (Statistical Calculation Date)

Geographic Distribution
State	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Alabama	8	$571,619.71	0.25%
Alaska	1	225,355.00	0.10
Arizona	73	14,667,445.60	6.50
Arkansas	1	44,100.00	0.02
California	356	95,925,781.48	42.49
Colorado	42	5,892,212.69	2.61
Connecticut	4	558,960.00	0.25
Delaware	3	764,739.08	0.34
Florida	222	32,123,211.93	14.23
Georgia	33	2,796,303.43	1.24
Hawaii	26	7,250,501.39	3.21
Idaho	34	5,495,938.75	2.43
Illinois	19	3,778,447.96	1.67
Indiana	3	163,690.90	0.07
Kansas	1	51,300.00	0.02
Kentucky	1	85,500.00	0.04
Louisiana	3	154,500.00	0.07
Maine	2	409,337.77	0.18
Maryland	6	1,691,390.25	0.75
Massachusetts	7	1,365,307.99	0.60
Michigan	4	436,399.94	0.19
Minnesota	1	62,000.00	0.03
Mississippi	3	99,000.00	0.04
Missouri	9	625,240.21	0.28
Montana	7	856,312.48	0.38
Nebraska	1	64,174.29	0.03
Nevada	28	5,423,433.48	2.40
New Hampshire	4	715,055.82	0.32
New Jersey	12	2,827,634.48	1.25
New Mexico	27	3,330,412.29	1.48
New York	11	2,462,068.68	1.09
North Carolina	27	3,017,951.69	1.34
Ohio	4	603,990.91	0.27
Oklahoma	2	82,511.58	0.04
Oregon	27	4,596,209.77	2.04
Pennsylvania	9	685,431.82	0.30

Collateral Statistics
Statistical Calculation as of June 1, 2006 (Statistical Calculation Date)

Geographic Distribution(Continued)
State	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Rhode Island	5	1,028,527.70	0.46
South Carolina	11	1,945,232.21	0.86
Tennessee	6	459,301.27	0.20
Texas	52	4,626,881.43	2.05
Utah	36	5,850,352.18	2.59
Virginia	10	1,337,946.71	0.59
Washington	65	9,616,740.70	4.26
West Virginia	2	172,886.53	0.08
Wisconsin	1	73,675.65	0.03
Wyoming	3	723,742.08	0.32
Total:	1,212	$225,738,757.83	100.00%

Current FICO Scores
Range of FICO Scores	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
620 - 639	7	$1,258,975.05	0.56%
640 - 659	20	5,338,723.58	2.37
660 - 679	104	17,839,692.08	7.90
680 - 699	259	45,415,955.51	20.12
700 - 719	228	40,809,720.17	18.08
720 - 739	194	35,949,543.75	15.93
740 - 759	149	30,528,472.53	13.52
760 - 779	136	25,643,513.25	11.36
780 - 799	90	17,960,755.52	7.96
800 - 819	25	4,993,406.39	2.21
Total:	1,212	$225,738,757.83	100.00%

Minimum: 621
Maximum: 819
Weighted Average: 724

Collateral Statistics
Statistical Calculation as of June 1, 2006 (Statistical Calculation Date)

Current Mortgage Loan Rates
Range of Current Mortgage Loan Rates (%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
4.000 - 4.999	19	$4,130,821.25	1.83%
5.000 - 5.999	262	65,875,623.77	29.18
6.000 - 6.999	554	91,206,867.91	40.40
7.000 - 7.999	34	7,934,757.39	3.52
8.000 - 8.999	72	15,180,872.99	6.72
9.000 - 9.999	128	22,010,587.43	9.75
10.000 - 10.999	100	13,732,652.87	6.08
11.000 - 11.999	36	4,780,612.15	2.12
12.000 - 12.999	7	885,962.07	0.39
Total:	1,212	$225,738,757.83	100.00%

Minimum: 4.750%
Maximum: 12.625%
Weighted Average: 7.226%

Original Balloon Term
Original Balloon Term (Months)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
24	269	$46,250,175.91	20.49%
60	943	179,488,581.92	79.51
Total:	1,212	$225,738,757.83	100.00%

Minimum: 24 months
Maximum: 60 months
Weighted Average: 53 months

Collateral Statistics
Statistical Calculation as of June 1, 2006 (Statistical Calculation Date)

Remaining Balloon Term
Range of Remaining Balloon Term (Months)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
13 - 24	269	$46,250,175.91	20.49%
49 - 60	943	179,488,581.92	79.51
Total:	1,212	$225,738,757.83	100.00%

Minimum: 19 months
Maximum: 60 months
Weighted Average: 52 months

Remaining Amortization Term
Range of Remaining Amortization Term (Months)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
Interest Only	754	$151,042,917.35	66.91%
349 - 360	458	74,695,840.48	33.09
Total:	1,212	$225,738,757.83	100.00%

Minimum: *353 months
Maximum: *360 months
Weighted Average: *359 months

* Calculations exclude all interest only loans.

Collateral Statistics
Statistical Calculation as of June 1, 2006 (Statistical Calculation Date)

Next Rate Adjustment Date
Next Rate Adjustment Date	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
N/A	269	$46,250,175.91	20.49%
2006 - 07	327	62,275,884.96	27.59
2006 - 08	272	55,766,097.99	24.70
2006 - 09	262	47,869,001.00	21.21
2006 - 10	24	4,651,976.09	2.06
2006 - 11	25	4,054,961.88	1.80
2006 - 12	30	4,640,160.00	2.06
2007 - 01	3	230,500.00	0.10
Total:	1,212	$225,738,757.83	100.00%

Margin Rate (%)
Range of Margin Rate (%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
N/A	269	$46,250,175.91	20.49%
3.000 - 3.999	4	662,500.00	0.29
4.000 - 4.999	229	52,741,337.28	23.36
5.000 - 5.999	501	91,777,217.42	40.66
6.000 - 6.999	167	24,972,040.31	11.06
7.000 - 7.999	34	6,821,770.23	3.02
8.000 - 8.999	5	1,070,363.05	0.47
9.000 - 9.999	3	1,443,353.63	0.64
Total:	1,212	$225,738,757.83	100.00%

Minimum (Adjustable only): 3.750%
Maximum (Adjustable only): 9.625%
Non-zero Weighted Average (Adjustable only): 5.431%

Collateral Statistics
Statistical Calculation as of June 1, 2006 (Statistical Calculation Date)

Maximum Mortgage Interest Rate (%)
Range of Maximum Mortgage Interest Rate (%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
N/A	269	$46,250,175.91	20.49%
10.000 - 10.999	19	4,130,821.25	1.83
11.000 - 11.999	269	67,972,717.33	30.11
12.000 - 12.999	559	91,959,792.22	40.74
13.000 - 13.999	16	2,627,490.10	1.16
14.000 - 14.999	8	2,925,574.16	1.30
15.000 - 15.999	33	5,536,312.63	2.45
16.000 - 16.999	38	4,268,374.23	1.89
17.000 - 17.999	1	67,500.00	0.03
Total:	1,212	$225,738,757.83	100.00%

Minimum (Adjustable only): 10.750%
Maximum (Adjustable only): 17.125%
Non-zero Weighted Average (Adjustable only): 12.613%

Minimum Mortgage Interest Rate (%)
Range of Minimum Mortgage Interest Rate (%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
N/A	269	$46,250,175.91	20.49%
3.000 - 3.999	4	662,500.00	0.29
4.000 - 4.999	229	52,741,337.28	23.36
5.000 - 5.999	501	91,777,217.42	40.66
6.000 - 6.999	167	24,972,040.31	11.06
7.000 - 7.999	34	6,821,770.23	3.02
8.000 - 8.999	5	1,070,363.05	0.47
9.000 - 9.999	3	1,443,353.63	0.64
Total:	1,212	$225,738,757.83	100.00%

Minimum (Adjustable only): 3.750%
Maximum (Adjustable only): 9.625%
Non-zero Weighted Average (Adjustable only): 5.431%

Collateral Statistics
Statistical Calculation as of June 1, 2006 (Statistical Calculation Date)

First Periodic Cap
First Period Cap Rate (%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
N/A	269	$46,250,175.91	20.49%
1.000	76	11,673,687.94	5.17
5.000	867	167,814,893.98	74.34
Total:	1,212	$225,738,757.83	100.00%

Minimum (Adjustable only): 1.000%
Maximum (Adjustable only): 5.000%
Non-zero Weighted Average (Adjustable only): 4.740%

Periodic Cap
Period Cap Rate (%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
N/A	269	$46,250,175.91	20.49%
1.000	943	179,488,581.92	79.51
Total:	1,212	$225,738,757.83	100.00%

Minimum (Adjustable only): 1.000%
Maximum (Adjustable only): 1.000%
Non-zero Weighted Average (Adjustable only): 1.000%

Collateral Statistics
Statistical Calculation as of June 1, 2006 (Statistical Calculation Date)

Debt-to-Income Ratios (%)
Range of Debt-to-Income Ratios(%)	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
N/A	1	$1,038,939.68	0.46%
0.01 - 5.00	2	58,001.23	0.03
5.01 - 10.00	10	2,377,052.64	1.05
10.01 - 15.00	16	2,298,943.89	1.02
15.01 - 20.00	52	8,856,131.82	3.92
20.01 - 25.00	84	15,268,010.17	6.76
25.01 - 30.00	167	30,486,340.45	13.51
30.01 - 35.00	178	29,657,437.38	13.14
35.01 - 40.00	241	45,483,775.81	20.15
40.01 - 45.00	400	73,311,679.72	32.48
45.01 - 50.00	37	7,586,623.36	3.36
50.01 - 55.00	13	2,795,613.87	1.24
55.01 - 60.00	2	3,385,119.62	1.50
60.01 and Greater	9	3,135,088.19	1.39
Total:	1,212	$225,738,757.83	100.00%

Minimum: 1.74%
Maximum: 90.00%
Non-zero Weighted Average: 36.24%

Prepay Penalty Terms
Length of Prepay Penalty Term	Mortgage Loans	Principal Balance ($)	% of Pool Principal Balance
No Prepay Penalty	688	$129,140,359.30	57.21%
12 Months	2	395,900.00	0.18
24 Months	4	210,222.36	0.09
36 Months	518	95,992,276.17	42.52
Total:	1,212	$225,738,757.83	100.00%

Bear Stearns’ Contacts

Banking
Matthew Perkins Senior Managing Director	Phone: 212-272-7977 Email: mperkins@bear.com
Sally Kawana Associate Director	Phone: 212-272-3509 Email: skawana@bear.com
Nick Smith Vice President	Phone: 212-272-1241 Email: nesmith@bear.com
G. Scott Tabor Associate	Phone: 212-272-5925 Email: gtabor@bear.com
Structuring
Lisa Marks Managing Director	Phone: 212-272-6420 Email: lmarks@bear.com
T.J. Durkin Associate Director	Phone: 212-272-3023 Email: tdurkin@bear.com
Trading
Scott Eichel	Phone: 212-272-5451
Senior Managing Director	Email: seichel@bear.com
ABS Syndicate
Angela Ward	Phone: 212-272-4955
Associate Director	Email: adward@bear.com

Rating Agency Contacts

Name:	Telephone:	E-Mail:
Eric Fellows Moody’s	(415) 274-1728	Eric.Fellows@moodys.com
Carissa Hinman S&P	(212) 438-1567	carissa_hinman@standardandpoors.com